SECURITIES AND EXCHANGE

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 4, 2003

Tom Brown, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-31308	95-1949781
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(Commission File Number)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

555 SEVENTEENTH STREET, SUITE 1850 DENVER, COLORADO	80202
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(303) 260-5000
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

NOT APPLICABLE
(FORMER NAME, FORMER ADDRESS AND FORMER FISCAL YEAR, IF CHANGED SINCE LAST REPORT)

ITEM 5. OTHER EVENTS.

Tom Brown, Inc. press release dated September 4,2003, entitled “TOM BROWN, INC. ANNOUNCES PUBLIC OFFERING OF COMMON STOCK AND UNITS OF SENIOR SUBORDINATED NOTES”

TOM BROWN, INC.
ANNOUNCES PUBLIC OFFERING OF COMMON STOCK AND UNITS OF SENIOR
SUBORDINATED NOTES

DENVER, September 4, 2003 – Tom Brown, Inc. (NYSE:TBI) today announced that it has commenced an offering of 7.5 million shares of common stock, of which 6.0 million will be sold by the Company and 1.5 million will be sold by an affiliate of Unocal Corporation.  The underwriters for this offering will also have the option to purchase up to 1,125,000 additional shares of common stock to cover any over-allotments.  In addition, the Company announced that it intends to offer $225 million in aggregate principal amount of Units of Senior Subordinated Notes due 2013 of Tom Brown, Inc. and Senior Subordinated Notes due 2013 of its subsidiary, Tom Brown Resources Funding Corp., which will be guaranteed by Tom Brown, Inc.  The offering and sale of the shares of common stock and Units will be pursuant to an effective shelf registration statement on Form S-3 previously filed with the Securities and Exchange Commission.

Tom Brown intends to use the net proceeds from the offerings to repay indebtedness incurred in connection with its acquisition of Matador Petroleum Corporation and to repay other indebtedness.

JPMorgan is sole book-running manager for the common stock offering.  When available, copies of the preliminary prospectus supplement relating to the common stock offering may be obtained from the office of J.P. Morgan Securities Inc., Chase Distribution & Support Service, 1 Chase Manhattan Plaza, Floor 5B, New York, NY 10081.  Copies can also be obtained by e-mail at Addressing.Services@jpmchase.com.

Goldman, Sachs & Co., JPMorgan and Merrill Lynch & Co. are joint book-running managers for the offering of the Units.  When available, copies of the preliminary prospectus supplement relating to the offering of the Units may be obtained from the offices of Goldman, Sachs & Co., 85 Broad Street, Prospectus Department, Concourse Level, New York, NY 10004; J.P. Morgan Securities Inc., Chase Distribution & Support Service, 1 Chase Manhattan Plaza, Floor 5B, New York, NY 10081 (copies can also be obtained by e-mail at: Addressing.Services@jpmchase.com), and Merrill Lynch & Co., Prospectus Department, Four World Financial Center, New York, NY 10080.

Tom Brown, Inc. is a Denver, Colorado based independent energy company engaged in the exploration for, and the acquisition, development, production and marketing of, natural gas, natural gas liquids and crude oil in North America.  The Company’s common stock is traded on the NYSE under the symbol TBI.

This news release does not constitute an offer to sell or the solicitation of an offer to buy any securities of Tom Brown, Inc. or Tom Brown Resources Funding Corp., nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  The offering may be made only by means of a prospectus and related prospectus supplement.

This news release includes forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These statements are based on certain assumptions and analyses made by the Company in light of its experience, on general economic and business conditions and expected future developments, many of which are beyond the control of the Company.  Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include the timing and extent of changes in commodity prices for oil and gas, environmental risks, operating risks, risks related to exploration and development, the ability of the Company to meet its stated business goals and other risk factors as described in the Company’s 2002 Annual Report and Form 10-K/A as filed with the Securities and Exchange Commission.  As a result of those factors, the Company’s actual results may differ materially from those indicated in or implied by such forward-looking statements.

Contact:	Tom Brown, Inc. Mark Burford Director of Investor Relations (303) 260-5146

# # # #

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2003	Tom Brown, Inc.

By: /s/ Daniel G. Blanchard
Daniel G. Blanchard Executive Vice President and Chief Financial Officer (Principal Financial Officer)

By: /s/ Richard L. Satre
Richard L.Satre Controller (Principal Accounting Officer)